Exhibit 3

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Royal Caribbean Debenture-Backed Series 2001-30
*CUSIP: 21988G627   Class A-1
        21988GBC9   Class A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending March 15, 2003.

INTEREST ACCOUNT

Balance as of September 15, 2002 .................................         $0.00
         Scheduled Income received on securities .................   $944,856.25
         Unscheduled Income received on securities ...............         $0.00

LESS:
         Distribution to Class A-1 Holders .......................  -$944,856.02
         Distribution to Class A-2 Holders .......................        -$0.00
         Distribution to Depositor ...............................        -$0.00
         Distribution to Trustee .................................        -$0.23
Balance as of March 15, 2003 .....................................         $0.00

PRINCIPAL ACCOUNT

Balance as of September 15, 2002 .................................         $0.00
         Scheduled Principal received on securities ..............         $0.00

LESS:
         Distribution to Holders .................................        -$0.00
Balance as of March 15, 2003 .....................................         $0.00

                 UNDERLYING SECURITIES HELD AS OF March 15, 2003

         Principal
          Amount                          Title of Security
        -----------                       -----------------
        $26,065,000     Royal Caribbean Cruises Ltd. 7.25% Senior Debentures due
                        March 15, 2018
                        *CUSIP: 780153AJ1

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.